UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EXTERRAN CORPORATION

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11000 Equity Drive

Houston, TX 77041

AMENDMENT NO. 1 TO EXTERRAN CORPORATION PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 28, 2021

Explanatory Note:

This Amendment No.1 to the definitive proxy statement for the 2021 Annual Meeting of Shareholders that was filed with the Securities and Exchange Commission on March 17, 2021 (the “Original Filing”) amends and restates the Exterran Share Ownership - Security Ownership of Certain Beneficial Owners. In the Original Filing, the Company incorrectly reported the shares beneficially owned by one of our shareholders. This Amendment No. 1 corrects the error and the following table provides the correct information about beneficial owners:

Security Ownership of Certain Beneficial Owners

The following table provides information about beneficial owners, known by us as of March 1, 2021, of 5% or more of our outstanding common stock (the “5% Shareholders”). Unless otherwise noted in the footnotes to the table, the 5% Shareholders named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
Chai Trust Company LLC 2 North Riverside Plaza, Suite 600 Chicago, Illinois 60606	7,157,415	(2)	21.60%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	4,387,392	(3)	13.24%
Dimensional Fund Advisors, L.P. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,405,492	(4)	7.26%

(1)	Reflects shares of common stock beneficially owned as a percentage of 33,135,838 shares of common stock outstanding as of March 1, 2021.
(2)

Based solely on a review of the Schedule 13D filed by Chai Trust Company LLC (“Chai Trust”) and certain other related reporting persons on March 13, 2020. Chai Trust is the non-member manager of EGI-Fund (05-07) Investors, L.L.C., a Delaware limited liability company (“Fund 05-07”), EGI-Fund (08-10) Investors, L.L.C., a Delaware limited liability company (“Fund 08-10”) and EGI-Fund (11-13) Investors, L.L.C., a Delaware limited liability company (“Fund 11-13”),  and the managing member of EGI-Fund B, L.L.C., a Delaware limited liability company (“Fund B”); and EGI-Fund C, L.L.C., a Delaware limited liability company (“Fund C”).  In such capacity, Chai Trust may be deemed to beneficially own the shares of Common Stock held directly by Fund 05-07, Fund 08-10, Fund 11-13, Fund B and Fund C.  The shares of common stock beneficially owned by Chai Trust include 447,567 shares of Common Stock held by Fund 05-07, 332,327 shares of Common Stock held by Fund 08-10, 908,742 shares of Common Stock held by Fund 11-13, 1,849,806 shares of Common Stock held by Fund B; and 3,618,973 shares of Common Stock held by Fund C.

(3)	Based solely on a review of the Schedule 13G filed by BlackRock, Inc. on January 26, 2021. BlackRock, Inc. has sole voting or dispositive power over 4,387,392 shares.
(4)

Based solely on a review of the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2021.  Dimensional provides investment advice to four registered investment companies and acts as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (collectively, the “Funds”).  In certain cases, subsidiaries of Dimensional may act as an advisor or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional or its subsidiaries may possess voting and/or investment power over the securities of the issuer that are owned by the Funds, and may be deemed to be the beneficial owner of the shares.  However, all shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.